UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant   ☐

Filed by a Party other than the Registrant   ☒

Check the appropriate box:

☐           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐           Definitive Proxy Statement

☒           Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

VAALCO ENERGY, INC.
(Name of Registrant as Specified in Its Charter)

NANES DELORME PARTNERS I LP NANES BALKANY PARTNERS LLC NANES BALKANY MANAGEMENT LLC JULIEN BALKANY DARYL NANES LEONARD TOBOROFF CLARENCE COTTMAN III
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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On May 7, 2008, Nanes Delorme Partners I LP (“Nanes Delorme Partners”), together with the other participants named herein, filed with the Securities and Exchange Commission (“SEC”) a definitive proxy statement and an accompanying GOLD proxy card to be used to solicit votes for the election of its nominees at the 2008 annual meeting of stockholders of VAALCO Energy Inc., a Delaware corporation.

Item 1: The following is the script used by Nanes Delorme Partners' proxy solicitor when contacting stockholders:

My name is ______________.  I am a proxy solicitor, calling from MacKenzie Partners on behalf of Nanes Delormes regarding your investment with Vaalco Energy, Inc. and the upcoming Shareholders meeting on June 4, 2008.

Nanes Delorme, the largest shareholder of Vaalco Energy, has asked us to contact all shareholders and urge them to sign, date and return the GOLD proxy card enclosed in our proxy statement.

Nanes Delorme does not feel that Vaalco’s Board is acting in the best interests of its shareholders and needs your vote to elect new directors to make critical changes.

Please read our proxy materials with care and return the GOLD proxy card.  If you have any questions, please call 1-800-322-2885.

Thank you for your support.